                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

Contact:
Keith Farris
Aware, Inc.
781-276-4000

            AWARE, INC. REPORTS 2006 THIRD QUARTER FINANCIAL RESULTS


BEDFORD, MASS. - NOVEMBER 2, 2006 - Aware, Inc. (NASDAQ: AWRE), a leading supplier of broadband technology and biometrics software, today reported financial results for its third quarter ended September 30, 2006.

Revenues for the third quarter of 2006 increased 31% to $6.7 million, from $5.1 million in the same quarter last year. For the nine months ended September 30, 2006, revenues increased 47% to $17.6 million, compared to $12.0 million in the same period a year ago.

The Company reports its net income and basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP), and additionally, on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense. The company uses the non-GAAP information internally to evaluate its operating performance and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from, and are not a substitute for, GAAP measures. A reconciliation of GAAP to non-GAAP results has been provided in the attached financial tables.

GAAP net income for the third quarter of 2006 was $0.8 million, or $0.03 per diluted share, which included $0.5 million of stock-based compensation charges, as this was the Company's third quarter subject to the provisions of FAS 123(R). This compared to a GAAP net income of $0.6 million, or $0.02 per diluted share, for the same period a year ago. GAAP net income for the



--------------------------------------------------------------------------------
        AWARE, INC. * 40 MIDDLESEX TURNPIKE * BEDFORD, MA USA 01730-1432
       TEL: (781) 276-4000 * FAX: (781) 276-4001 * E-MAIL: AWARE@AWARE.COM

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AWARE, INC. REPORTS 2006 THIRD QUARTER FINANCIAL RESULTS                 PAGE 2


nine months ended September 30, 2006 was $0.2 million or $0.01 per diluted share, compared to a net loss of $1.3 million, or $0.06 per share, for the same period a year ago. GAAP results prior to 2006 do not include a charge for stock-based compensation.

Non-GAAP net income for the third quarter of 2006, excluding the effect of stock-based compensation, was $1.3 million, or $0.05 per diluted share. For the nine months ended September 30, 2006, the company had a non-GAAP net income, excluding the effect of stock-based compensation, of $1.8 million, or $0.07 per diluted share.

Michael Tzannes, Aware's chief executive officer, said, "We continue to make progress in growing our business. We're looking forward to continued success through the remainder of 2006 and into 2007. Please join us on our conference call today and at the AeA Classic conference next week where we will provide more details on our strategy, market position and reasons for optimism."

Note: Aware's conference call will be broadcast live over the Internet today, November 2, 2006 at 5:00 p.m. Eastern Time. To listen to the call, please go to WWW.AWARE.COM/IR. The conference call may also be heard by calling (719) 457-2633 and referencing the confirmation number 6528654. A replay of the call will be archived on our website after the call.

ABOUT AWARE
Aware, Inc. designs, develops, licenses and markets DSL technologies that enable broadband communications over existing telephone networks. Its solutions, including splitterless G.lite, full-rate ADSL, ADSL2, ADSL2+, VDSL2, Bonded ADSL2+, Dr. DSL(R), StratiPHY(TM), StratiPHY-Bonded(TM), StratiPHY2+(TM), StratiPHY3(TM) and G.SHDSL, address central office as well as customer premise requirements. Aware is also a leading provider of standards-based biometric transaction and image compression software toolkits. More information can be found at http://www.aware.com.

SAFE HARBOR WARNING
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL and biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. The DSL factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, we depend on a limited number of licensees, we derive a significant amount of revenue from a small number of customers, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, and our business is subject to rapid technological change. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2005 and other reports and filings made with the Securities and Exchange Commission.


      DR. DSL, STRATIPHY, STRATIPHY2+, STRATIPHY3, AND STRATIPHY-BONDED ARE
               TRADEMARKS OR REGISTERED TRADEMARKS OF AWARE, INC.

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AWARE, INC. REPORTS 2006 THIRD QUARTER FINANCIAL RESULTS                 PAGE 3


                                   AWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                               THREE MONTHS ENDED      NINE MONTHS ENDED
                                                 SEPTEMBER 30,           SEPTEMBER 30,
                                              -------------------   --------------------
                                                2006       2005       2006       2005
                                              --------   --------   --------    --------
Revenue:
     Product sales .....................      $  1,736   $  2,417   $  4,973    $  4,163
     Contract revenue ..................         3,990      1,920      9,924       5,061
     Royalties .........................           956        750      2,710       2,770
                                              --------   --------   --------    --------
         Total Revenue .................         6,682      5,087     17,607      11,994

Costs and expenses:
     Cost of product sales (1) .........           286        157        615         279
     Cost of contract revenue (1) ......         1,363        826      3,759       2,384
     Research and development (1) ......         2,726      2,487      8,646       7,400
     Selling and marketing (1) .........           784        721      2,518       2,064
     General and administrative (1) ....           843        644      2,930       1,940
                                              --------   --------   --------    --------
         Total costs and expenses ......         6,002      4,835     18,468      14,067

Net income (loss) from operations ......           680        252       (861)     (2,073)
Interest income ........................           490        309      1,342         798
                                              --------   --------   --------    --------

Net income (loss) before provision for
income taxes ...........................         1,170        561        481      (1,275)
Provision for income taxes .............           330          -        330           -
                                              --------   --------   --------    --------

Net income (loss) ......................      $    840   $    561   $    151    ($ 1,275)
                                              ========   ========   ========    ========

Net income (loss) per share - basic ....      $   0.04   $   0.02   $   0.01    ($  0.06)
Net income (loss) per share - diluted...      $   0.03   $   0.02   $   0.01    ($  0.06)

Weighted average shares - basic ........        23,552     23,116     23,433      23,027
Weighted average shares - diluted ......        24,987     25,168     24,976      23,027

(1) Effective January 1, 2006 the Company adopted Statement of Financial Accounting Standard No. 123 (Revised), "Share-Based Payment" (FAS 123(R)). Accordingly, for the nine months ended September 30, 2006, stock-based compensation was accounted for under FAS 123(R) while, for the nine months ended September 30, 2005, stock-based compensation was accounted for under APB No. 25 "Accounting for Stock Issued to Employees." The amounts in the tables above include stock-based compensation as follows (in thousands):


                                              THREE MONTHS ENDED   NINE MONTHS ENDED
                                                 SEPTEMBER 30,       SEPTEMBER 30,
                                               -----------------  ----------------
                                                2006     2005      2006     2005
                                               ------   -------   ------   -------
Cost of product sales ................         $    4   $    -    $   12   $    -
Cost of contract revenue .............             13        -        98        -
Research and development .............            241        -       786        -
Sales and marketing ..................             88        -       266        -
General and administrative ...........            106        -       532        -
                                               ------   -------   ------   -------
Total stock-based compensation costs..         $  452   $    -    $1,694   $    -
                                               ------   -------   ------   -------





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WARE, INC. REPORTS 2006 THIRD QUARTER FINANCIAL RESULTS                 PAGE 4




                                   AWARE, INC.
                 NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                       THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                          SEPTEMBER 30,              SEPTEMBER 30,
                                                                        -------------------     ----------------------
                                                                           2006        2005        2006         2005
                                                                        ---------     ------     --------      -------
GAAP net income (loss).............................................     $     840     $  561    $     151      ($1,275)
     Stock-based compensation .....................................           452                   1,694            -
                                                                        ---------     ------    ---------      -------
Non-GAAP net income (loss).........................................     $   1,292     $  561    $   1,845      ($1,275)
                                                                        ---------     ------    ---------      -------


                                                                       THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                           SEPTEMBER 30,              SEPTEMBER 30,
                                                                        -------------------     ----------------------
                                                                           2006        2005       2006           2005
                                                                        ---------     ------    ---------      -------

GAAP diluted net income (loss) per share ..........................     $    0.03     $ 0.02    $    0.01      ($ 0.06)
     Stock-based compensation .....................................          0.02          -         0.06            -
                                                                        ---------     ------    ---------      -------
Non-GAAP diluted net income (loss) per share ......................     $    0.05     $ 0.02    $    0.07      ($ 0.06)
                                                                        ---------     ------    ---------      -------



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WARE, INC. REPORTS 2006 THIRD QUARTER FINANCIAL RESULTS                 PAGE 5



                                   AWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                     SEPTEMBER 30,  DECEMBER 31,
                                                        2006           2005
                                                       -------      ---------

ASSETS
     Cash and investments ........................     $37,660        $36,763
     Accounts receivable, net ....................       5,855          3,749
     Property and equipment, net .................       7,934          8,075
     Other assets, net ...........................       1,754          1,154
                                                       -------        -------

     Total assets ................................     $53,203        $49,741
                                                       =======        =======



LIABILITIES AND STOCKHOLDERS' EQUITY

     Total current liabilities ...................     $ 2,875        $ 2,238

     Long-term deferred revenue ..................         330              -

     Total stockholders' equity ..................      49,998         47,503
                                                       -------        -------

     Total liabilities and stockholders' equity...     $53,203        $49,741
                                                       =======        =======




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